Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 12, 2021, between Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of February 12, 2021 (the “Base Indenture”, as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Notes to be issued in one or more Series as provided in the Indenture;

WHEREAS, Section 9.01 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Notes, to provide for the issuance of and establish the form and terms and conditions of the Notes of any Series, as permitted by the Base Indenture;

WHEREAS, the Company desires to execute this Supplemental Indenture, pursuant to the Base Indenture, to provide for the issuance of and establish the form and terms and conditions of a Series of its senior notes designated as its 8.125% Senior Notes due 2026 (the “Notes”), in an initial aggregate principal amount of $160,000.000. The Notes are a Series of Notes as referred to in Section 2.02 of the Base Indenture.

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Company and all things necessary have been done by the Company to make this Supplemental Indenture, when executed and delivered by the Company, a valid and binding supplement to the Indenture and agreement of the Company;

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered by the Trustee in accordance with the provisions of the Indenture, the valid and binding obligations of the Company; and

WHEREAS, all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE

Section 1.01. Application of Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes, and any such provisions shall not be deemed to apply to any other Notes issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture and not the Base Indenture or any other document. All Initial Notes and Additional Notes, if any, shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

ARTICLE 2

DEFINITIONS

Section 2.01. Certain Terms Defined in the Indenture.

For purposes of this Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture.

Section 2.02. Definitions.

For purposes of this Supplemental Indenture, the following terms shall have the meanings set forth in this Section 2.02:

“Additional Notes” has the meaning specified in Section 3.02(b) of this Supplemental Indenture.

“Appendix” has the meaning specified in Section 3.01(a) of this Supplemental Indenture.

“Base Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Company” has the meaning specified in the preamble of this Supplemental Indenture.

“Depositary” has the meaning specified in Section 3.01(c) of this Supplemental Indenture.

“Global Notes” means the Notes in the form of Global Notes issued to the Depositary or its nominee, substantially in the form of Exhibit A.

“Initial Notes” has the meaning specified in Section 3.02(b) of this Supplemental Indenture.

“Maturity Date” has the meaning specified in Section 3.02(c) of this Supplemental Indenture.

“Notes” has the meaning specified in the recitals of this Supplemental Indenture.

“Supplemental Indenture” has the meaning specified in the preamble of this Supplemental Indenture.

“Surviving Person” has the meaning specified in Section 4.01(a) of this Supplemental Indenture.

“Trustee” has the meaning specified in the preamble of this Supplemental Indenture.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01. Form and Dating.

a)           The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by an Officer of the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $25 and integral multiples of $25 in excess thereof.

b)            The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

c)           Global Notes and Definitive Notes. The Notes may be issued initially (i) in the form of fully registered Global Notes, which shall be deposited on behalf of the purchasers of such Notes represented thereby with The Depository Trust Company, New York, New York (the “Depositary”) or its custodian and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by the Company and authenticated by the Trustee or (ii) in the form of Definitive Notes (as defined in the Appendix), registered in the name of a Holder, duly executed by the Company and authenticated by the Trustee. The Global Notes and the Definitive Notes shall constitute the same Series of Notes.

d)           Book-Entry Provisions. This Section 3.01(d) shall apply only to the Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 3.01(d), authenticate and deliver the Global Notes that shall be registered in the name of the Depositary or a nominee of the Depositary and shall be delivered by the Trustee to the Depositary or its custodian.

e)           Delivery of Definitive Notes. This Section 3.01(e) shall apply only to the Definitive Notes. The Company shall execute and the Trustee shall, in accordance with this Section 3.01(e), authenticate and deliver the Definitive Notes that shall be registered in the name of a Holder or a nominee of such Holder to such Holder or its nominee.

f)           Paying Agent. The Company initially appoints the Trustee as Paying Agent for the payment of the principal of (and premium, if any) and interest on the Notes and the Corporate Trust Office of the Trustee is hereby designated as the Place of Payment where the Notes may be presented for payment.

g)            Additional provisions relating to the Notes are set forth in Appendix A attached hereto (the “Appendix”), which is hereby incorporated into and expressly made a part of this Supplemental Indenture.

Section 3.02. Terms of the Notes.

The following terms relating to the Notes are hereby established:

a)            Title. The Notes shall constitute a Series of Notes having the title “8.125% Senior Notes due 2026”.

b)            Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (the “Initial Notes”) shall be $160,000,000. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that may constitute a single fungible Series with the Initial Notes; provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. Any Additional Notes and the Initial Notes shall constitute a single Series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes unless the context otherwise requires.

c)             Maturity Date. The entire outstanding principal amount of the Notes shall be payable on February 28, 2026 (the “Maturity Date”).

d)            Interest Rate. The rate at which the Notes shall bear interest shall be 8.125% per annum; the date from which interest shall accrue on the Notes shall be February 12, 2021, or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be January 31, April 30, July 31 and October 31 of each year and on the Maturity Date, beginning April 30, 2021; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or predecessor Notes) are registered (which, with respect to the Global Notes, shall initially be the Depositary) at the close of business on the regular record date for such interest, which shall be January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date, and the January 15 immediately preceding the Maturity Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For so long as the Notes are represented in global form by one or more Global Notes, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Note representing such Notes. In the event that Definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof maintained by the Company and furnished to the Paying Agent; provided, that the Company may elect to make such payments at the office of the Paying Agent in the City of Chicago; and provided further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

e)            Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in United States Dollars.

f)             Sinking Fund. The Notes are not subject to any sinking fund.

g)             Limited Default Interest. At the Company’s election, notwithstanding anything to the contrary in Section 6.03 of the Base Indenture, the sole remedy with respect to an Event of Default due to a failure to comply with reporting requirements under the Trust Indenture Act or under Section 4.02 below, for the first 180 calendar days after the occurrence of such Event of Default, shall consist exclusively of the right to receive default interest on the Notes at an additional annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the Holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If the Company chooses to pay such default interest, the Company must notify the Trustee and the Holders of the Notes by certificate of the Company’s election at any time on or before the close of business on the first business day following the applicable Event of Default. No other default interest shall be payable with respect to the Notes.

h)            Transfer and Exchange. Notwithstanding anything to the contrary set forth in the Base Indenture, the Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes (i) selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) (ii) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or (iii) between a regular record date and the next succeeding interest payment date.

Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

Section 3.03. Optional Redemption.

a)            The provisions of Article 3 of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.

b)              The Notes shall be redeemable as a whole or in part, at any time and from time to time at the Company’s option (i) on or after February 28, 2022 and prior to February 28, 2023, at a price equal to $25.75 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after February 28, 2023 and prior to February 29, 2024, at a price equal to $25.50 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after February 29, 2024 and prior to February 28, 2025, at a price equal to $25.25 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after February 28, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date of redemption. Such notice may be conditioned upon the consummation of a financing the proceeds of which are to be utilized to effect the applicable redemption.

c)            If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption, by lot, or in the Trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

d)            Unless the Company defaults on the payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption.

ARTICLE 4

CERTAIN COVENANTS

The following covenants shall be applicable to the Company for so long as any of the Notes are outstanding and shall be in addition to, and not in replacement of, the covenants applicable to the Company under the Base Indenture. Nothing in this Article will, however, affect the Company’s rights or obligations under any other provision of the Base Indenture or this Supplemental Indenture.

Section 4.01. Merger, Consolidation or Sale of Substantially All Assets. Solely with respect to the Notes:

The Company shall not merge or consolidate with or into any other Person (other than a merger of a wholly owned Subsidiary of the Company into the Company) or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in one transaction or series of related transactions unless:

a)            the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

b)          the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

c)            immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

d)           the Company or such Surviving Person shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 4.01 and that all conditions precedent in the Indenture relating to such transaction have been complied with.

Section 4.02. Reporting. Solely with respect to the Notes:

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Securities and Exchange Commission, the Company agrees to furnish to Holders and the Trustee, for the period of time during which the Notes are outstanding, its audited annual consolidated financial statements, within 90 days of its fiscal year end, and unaudited interim consolidated financial statements, within 45 days of its fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with Generally Accepted Accounting Principles, as applicable.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.03. Payment of Taxes. Solely with respect to the Notes:

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, except where the failure to do so would not be reasonably expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.04. Corporate Existence

Solely with respect to the Notes, Section 4.06 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

“Section 4.06 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) the Company’s corporate existence, in accordance with its organizational documents (as the same may be amended from time to time); and

(b) the rights (charter and statutory), licenses and franchises of the Company;

provided, however, that (i) the Company shall not be required to preserve any such right, license or franchise, or the Company’s corporate existence, if an Officer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not adverse in any material respect to the Holders of the Notes and (ii) the foregoing limitation shall not limit, restrict or prohibit any transaction that is otherwise permitted pursuant to any credit agreement governing any credit facilities of the Company.”

ARTICLE 5

EVENTS OF DEFAULT

Section 5.01. Events of Default.

Solely with respect to the Notes, Section 6.01 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

“Section 6.01 Events of Default

“Event of Default”, wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)            default in the payment of the principal of any Note when due and payable;

(3)           default in the performance, or breach, of any covenant of the Company in this Indenture with respect to the Notes, and continuance of such default or breach for a period of 60 days after there has been sent to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)            the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(5)          the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action

The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default hereunder unless written notice of such Default or Event of Default from the Company or by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such Series is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.”

ARTICLE 6

MISCELLANEOUS

Section 6.01. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 6.02. New York Law to Govern.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 6.03. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in the Base Indenture, this Supplemental Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by the Base Indenture, this Supplemental Indenture, the Notes and any document to be signed in connection with the Base Indenture, this Supplemental Indenture or the Notes (including the Trustee’s certificate of authentication on the Notes, amendments, waivers, consents and other modifications, Authentication Orders, Officer’s Certificates, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 6.05. Severability.

If any provision of this Supplemental Indenture or the Notes shall be held to be illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal, or unenforceable were not contained therein.

Section 6.06. Ratification.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Base Indenture, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture.

Section 6.07. Effectiveness.

The provisions of this Supplemental Indenture shall become effective as of the date hereof.

Section 6.08. Trustee Makes No Representation.

The recitals and statements contained herein and in the Notes are made solely by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Supplemental Indenture or the Notes. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted to be taken by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this Supplemental Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BABCOCK & WILCOX ENTERPRISES, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

APPENDIX A

PROVISIONS RELATING TO NOTES

1. Definitions

1.1 Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend, substantially in the form of Exhibit A to the Supplemental Indenture.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Global Note” means a certificated Note that includes the Global Notes Legend.

“Global Notes Legend” means the Global Note Legends set forth under that caption in Exhibit A to the Supplemental Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“IAI Notes” means all Notes offered and sold to IAIs in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

“Public Notes” means all Notes offered and sold in reliance upon an effective registration statement under the Securities Act.

“Restricted Definitive Notes” means Definitive Notes that are required to bear, or are subject to, the Restricted Notes Legend.

“Restricted Notes Legend” means the Restricted Notes Legends set forth under that caption in Exhibit A to the Supplemental Indenture.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

2. The Notes.

2.1 Form and Dating; Global Notes; Definitive Notes.

(a) (i) A portion of the Initial Notes issued on the date hereof will be offered and sold by the Company pursuant to an effective registration statement under the Securities Act and (ii) a portion of the Initial Notes issued on the date hereof will be offered and sold by the Company to IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements or underwriting agreements, or otherwise in accordance with applicable law.

(b) Global Notes.

(i) Public Notes initially shall be represented by one or more Global Notes in definitive, fully registered, global form without interest coupons (collectively, the “Public Global Notes”).

The Public Global Notes initially shall (i) be registered in the name of the Depositary or a nominee of such Depositary, in each case for credit to an account of a member of, or participant in, such Depositary (an “Agent Member”), and (ii) be delivered to the Trustee as Securities Custodian for such Depositary.

Members of, or direct or indirect participants in, the Depositary shall have no rights under the Indenture with respect to any Public Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Public Global Notes. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Public Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(ii) Transfers of Public Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Public Global Notes may be transferred or exchanged for Unrestricted Definitive Notes only in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.2 of this Appendix. In addition, a Public Global Note shall be exchangeable for Unrestricted Definitive Notes if (x) the Depositary (1) notifies the Company that it is unwilling or unable to continue as depository for such Public Global Note and the Company thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Unrestricted Definitive Notes or (z) there shall have occurred and be continuing an Event of Default with respect to such Public Global Note and the Depositary shall have requested such exchange. In all cases, Unrestricted Definitive Notes delivered in exchange for any Public Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with its customary procedures.

(iii) In connection with the transfer of a Public Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Public Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in such Public Global Note, an equal aggregate principal amount of Unrestricted Definitive Notes of authorized denominations.

(iv) The Holder of any Public Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(c)        Definitive Notes. IAI Notes initially shall be represented by one or more Restricted Definitive Notes in definitive, fully registered form without interest coupons (collectively, the “IAI Definitive Notes”).

2.2 Transfer and Exchange.

(a)  Transfer and Exchange of Public Global Notes. A Public Global Note may not be transferred as a whole except as set forth in Section 2.1(b) of this Appendix. Public Global Notes will not be exchanged by the Company for Unrestricted Definitive Notes except under the circumstances described in Section 2.1(b)(ii) of this Appendix. Beneficial interests in a Public Global Note may be transferred and exchanged as provided in Section 2.2(b) or 2.2(h) of this Appendix.

(b)  Transfer and Exchange of Beneficial Interests in Public Global Notes. The transfer and exchange of beneficial interests in the Public Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depositary. Beneficial interests in Public Global Notes shall be transferred or exchanged only for beneficial interests in Public Global Notes. Transfers and exchanges of beneficial interests in the Public Global Notes also shall require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs, as applicable:

(i)  Transfer of Beneficial Interests in the Same Global Note. A beneficial interest in a Public Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Public Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(c)  Transfer and Exchange of Beneficial Interests in Public Global Notes for Unrestricted Definitive Notes. A beneficial interest in a Public Global Note may not be exchanged for an Unrestricted Definitive Note except under the circumstances described in Section 2.1(b)(ii) of this Appendix. A beneficial interest in a Public Global Note may not be transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note except under the circumstances described in Section 2.1(b)(ii) of this Appendix.

(d)  Transfer and Exchange of Definitive Notes for Beneficial Interests in Public Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Public Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable:

(i)  Transfer IAI Definitive Notes to Beneficial Interests in Public Global Notes. A Holder of an IAI Definitive Note may exchange such IAI Definitive Note for a beneficial interest in a Public Global Note or transfer such IAI Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Public Global Note only if the Registrar receives the following:

(A) if the Holder of such IAI Definitive Note proposes to exchange such IAI Definitive Note for a beneficial interest in a Public Global Note, a certificate from such Holder in the form attached to the applicable Note; or

(B) if the Holder of such IAI Definitive Note proposes to transfer such IAI Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in a Public Global Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Company reasonably so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with, or being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (i), the Trustee shall cancel the IAI Definitive Notes and increase or cause to be increased the aggregate principal amount of the Public Global Note.

(ii)  Unrestricted Definitive Notes to Beneficial Interests in Public Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in a Public Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Public Global Note at any time in accordance with the applicable rules and procedures of the Depositary. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Public Global Notes.

(e)  Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)  IAI Definitive Notes to IAI Definitive Notes. An IAI Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of an IAI Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(B) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (A) above, a certificate in the form attached to the applicable Note; and

(C) if such transfer will be made to the Company, a certificate in the form attached to the applicable Note.

(ii)  IAI Notes to Unrestricted Definitive Notes. Any IAI Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the Holder of such IAI Definitive Note proposes to exchange such IAI Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or

(B) if the Holder of such IAI Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)  Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv)  Unrestricted Definitive Notes to IAI Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, an IAI Definitive Note.

At such time as all beneficial interests in a particular Public Global Note have been exchanged for Unrestricted Definitive Notes or a particular Public Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Public Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Indenture.

(f) [Reserved].

(g)  Legend.

(i)  Except as permitted by the following paragraph (iii), each Note certificate evidencing the IAI Definitive Notes (and all IAI Definitive Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the form under the caption “Restricted Note Legend” in Exhibit A to the Supplemental Indenture.

(ii) Each Definitive Note shall bear the additional legend in Exhibit A to the Supplemental Indenture.

(iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(h)  Cancellation or Adjustment of Public Global Note. At such time as all beneficial interests in a particular Public Global Note have been exchanged for Unrestricted Definitive Notes or a particular Public Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Public Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Indenture.

(i)  Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(j)  No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Public Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

EXHIBIT A

[Global Note Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Note Legend]

“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 506 OF REGULATION D PROMULGATED THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IN FORM REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY REASONABLY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR AND THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

BABCOCK & WILCOX ENTERPRISES, INC.

8.125% Senior Note due 2026

No.

[CUSIP No. ]

[ISIN No. ]

Principal Amount

$[_________]

Babcock & Wilcox Enterprises, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to [Cede & Co.][name of other Holder], or registered assigns, the principal sum of [________] Dollars (U.S. $[________])[, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Note attached hereto,]1 on February 28, 2026 (the “Maturity Date”) and to pay interest thereon from January 25, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on January 31, April 30, July 31 and October 31 in each year and on the Maturity Date (each an “Interest Payment Date”), beginning April 30, 2021 at the rate of 8.125% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the January 15, April 15, July 15 and October 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date, and the January 15 immediately preceding the Maturity Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant regular record date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of defaulted interest (pursuant to Section 2.13 of the Indenture) to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-Business Day, the applicable interest payment will be made on the next Business Day and no additional interest will accrue as a result of such delayed payment.

Payment of the principal of (and premium, if any) and the interest on this Note shall be made at the designated office of the Trustee (as defined below) at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, 7th Floor, Chicago, IL 60602, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, for so long as the Notes are represented in global form by one or more Global Notes, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Note representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

1 Use the Schedule of Increases and Decreases language if the Note is in global form.

This Note is one of the duly authorized Series of Notes of the Company, designated as the Company’s “8.125% Senior Notes due 2026”, initially limited to an aggregate principal amount of $160,000,000 all issued or to be issued under and pursuant to that certain Indenture, dated as of February 12, 2021 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of February 12, 2021 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (hereinafter referred to as the “Trustee”)). Reference is hereby made to the Indenture for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

The Company may redeem the Notes as a whole or in part, at any time and from time to time at the Company’s option (i) on or after February 28, 2022 and prior to February 28, 2023, at a price equal to $25.75 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after February 28, 2023 and prior to February 29, 2024, at a price equal to $25.50 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after February 29, 2024 and prior to February 28, 2025, at a price equal to $25.25 per $25.00 principal amount of a Note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after February 28, 2025 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected not more than 45 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption, by lot, or in the Trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

The Notes are not subject to any sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each Series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding of each Series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any Series at the time outstanding, on behalf of the Holders of all Notes of such Series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of and interest on this Note at the times herein and in the Indenture prescribed and to institute suit for the enforcement of any such payment unless the Holder of this Note shall have consented to the impairment of such right.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered in the register kept by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this Series and of any authorized denominations and of a like aggregate principal amount and tenor, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. Subject to certain limitations therein set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or for exchange of this Note, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Securities sufficient to pay and discharge the entire indebtedness on all Notes of this Series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature (which may be scanned, photocopied or faxed or otherwise signed electronically (including by DocuSign or Adobe Sign)) of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BABCOCK & WILCOX ENTERPRISES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

* If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax identification No.)

and irrevocably appoint __________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:	Signature of Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a

recognized signature guaranty medallion program or other

signature guarantor program reasonably acceptable to the

Trustee

Babcock & Wilcox Enterprises, Inc.

1200 East Market Street

Suite 650

Akron, OH 44305

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, 7th Floor,

Chicago, IL 60602

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

TRANSFER OF IAI DEFINITIVE NOTES

This certificate relates to $ ____________ principal amount of Notes held in definitive form by the undersigned Holder.

The undersigned Holder has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any exchange or transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable period referred to in Rule144(d) under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms or otherwise delivered:

CHECK ONE BOX BELOW

(1) ☐ to the Company or subsidiary thereof; or

(2) ☐ to the Registrar for registration in the name of the undersigned Holder, without transfer; or

(3) ☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements in the form attached as Exhibit B to the Supplemental Indenture;

(4) ☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; or

(5) ☐ pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:	Your Signature:
Signature Guarantee:	Signature of Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a

recognized signature guaranty medallion program or other

signature guarantor program reasonably acceptable to the

Trustee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $ 125,000,000. The following increases or decreases in this Global Note have been made:

Date of Increase / Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT B

[FORM OF]

TRANSFEREE LETTER OF REPRESENTATION

Babcock & Wilcox Enterprises, Inc.

1200 East Market Street

Suite 650

Akron, OH 44305

Ladies and Gentlemen:

This CERTIFICATE IS DELIVERED TO REQUEST A TRANSFER OF $___________ PRINCIPAL AMOUNT OF THE 8.125% SENIOR NOTES DUE 2026 (THE “NOTES”) OF BABCOCK & WILCOX ENTERPRISES, INC. (THE “COMPANY”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

(1) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is twelve months after the later of the date of original issue and the last date on which either the Company or any affiliate of such Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or such other exemption as may be available or (b) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (b) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (a) above to require the delivery of an opinion of counsel, certifications or other information reasonably satisfactory to the Company and the Trustee.

Dated:

TRANSFEREE:

By: